As filed with the Securities and Exchange Commission on August 23, 2005
REGISTRATION NO. 333-_________________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Furia Organization, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	95-3931129
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2233 Ridge Road, Suite 102, Rockwall, TX 75087
(Address of principal executive offices)

2005 STOCK OPTION, SAR AND STOCK BONUS CONSULTANT PLAN
(Full title of Plan)

Michael D. Alexander, President
The Furia Organization, Inc.
2233 Ridge Road, Suite 102
Rockwall, Texas
(Name and address of agent for service)

(972) 722-9999
(Telephone number, including area code, of agent for service)

Copies to:
STEPHEN A. ZRENDA, JR., ESQ.
STEPHEN A. ZRENDA, JR., P.C.
100 NORTH BROADWAY AVENUE, SUITE 2440
OKLAHOMA CITY, OKLAHOMA 73102-8608
(405) 235-2111

______________________________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be registered	Registered(1)	Offering Price per Share(2)	Aggregate Offering Price	Registration Fee

Common Stock,
$.001 par value	10,000,000 shares	$ 0.20	$2,000,000	$235.40

(1)   Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days prior to the date of this filing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.     PLAN INFORMATION.

       GENERAL.  The Board of Directors adopted the 2005 Stock Option, SAR and Stock Bonus Consultant Plan (the "Plan") which authorized the Company through the Committee that administers the Plan (the "Committee") to grant non-qualified stock options with or without stock appreciation rights, SAR's and stock bonuses to consultants of the Company. There are 10,000,000 shares of Common Stock of the Company available for grant to participants designated by the Committee under the Plan. A description of the Plan appears below. Directors, officers and employees of the Company are not eligible to participate in this Plan

       DESCRIPTION OF THE PLAN.  The Board of Directors has determined that it is necessary to retain consultants and to provide compensation and additional incentives for such consultants. The Plan permits the Committee the right to grant non-qualified stock options ("Stock Options") with or without stock appreciation rights ("SAR's"), SAR's and stock bonuses. The Board believes that the best interest of the Company will be served by combining the availability of both Stock Option s and SAR's in certain instances

       THE COMMITTEE.  The Plan provides for the granting by the Committee of Options (with or without SAR's) and stock bonuses to consultants of the Company. The shares subject to the Plan will be registered at the Company's expense pursuant to the Securities Act of 1933, as amended (the "Act"), and applicable state securities acts, or will be issued by the Company pursuant to exemptions from the registration requirements of the Act and applicable state securities acts. The Plan is administered by the Committee composed of at least one member of the Board of Directors. The Committee administers and interprets the Plan and has authority to grant Options and stock bonuses to all eligible persons and determines at the time the Option is granted the number of shares granted under and the type of each Option or bonus, the purchase price, the option period and whether SAR's granted thereunder or at the time of exercise of the Option. Mr. Michael D. Alexander has been appointed as the initial sole member of the Committee.

       STOCK OPTIONS.  The Plan provides for the issuance of non-qualified Stock Options which may be with or without SAR's, to consultants of the Company at any time prior to midnight August 15, 2008 for the purchase of shares of the Company's Common Stock from the 10,000,000 shares which have been set aside for such purpose. The Committee may grant Stock Options with or without SAR's for such number of shares to eligible participants as the Committee from time to time shall determine and designate. Shares involved in the unexercised portion of any terminated or expired Option may again be subjected to Options, provided that to the extent any Option in whole or in part is surrendered as the result of the exercise of a SAR, the shares subject to the surrendered portion of the Option will no longer be available for use under the Plan.

       The Committee is vested with discretion in determining the terms, restrictions and conditions of each Option. The option price of the Common Stock to be issued under the Plan will be determined by the Committee, provided such price may not be less than 85% of the fair market value of the shares on the date of grant. The fair market value of a share of the Company's Common Stock will be determined to be the closing price for such share on the date of grant in the over-the-counter market or other market upon which the Common Stock of the Company actively trades..

       Options granted under the Plan are exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option. Upon the exercise of a Stock Option, the option price must be paid in full, in cash or in Common Stock of the Company or a combination of cash and Common Stock of the Company.

       Stock Options granted under the Plan may not be exercised until thirty days after the date of the grant and rights under an SAR may not be exercised until six months after SAR's are attached to an Option if not attached at the time of the grant, except in the event of death or disability of the participant. Options are exercisable only by participants while actively employed as a consultant by the Company or a subsidiary except in the case of death or disability. In the case of disability and to the extent otherwise exercisable, Options may be exercised at any time within one year after the occurrence of disability. The personal representative of a deceased participant shall have one year from the date of death (but not beyond the expiration date of the Option) to exercise the exercisable portion of such Option to the extent that it has accrued on the date of death. If a Participant's employment as a consultant by the Company or its subsidiary terminates for any reason other than death or disability, any Option granted to such participant shall immediately terminate. However, a disabled participant or any other participant upon the occurrence of other special circumstances may, with the consent of the Committee, exercise an Option if the disability or other event causing termination of employment as consultant occurred on or after the six-month period following the date of grant, notwithstanding the fact that all installments with respect to such Option had not accrued at such date. If a participant dies or terminates as a consultant with the Company or its subsidiary by disability within the aforesaid six-month waiting period, the Committee may permit the personal representative of such deceased participant or the disabled participant to exercise any portion of an Option previously granted to such deceased or disabled participant. No Option may be exercisable after August 15, 2008. Subject to such conditions, Options will become exercisable by the participants in such amounts and at such times as shall be determined by the Committee in each individual grant. Options are not transferable except by will or by the laws of descent and distribution.

       STOCK APPRECIATION RIGHTS.  Except in the case of death or disability, a SAR may not be exercised until six months after the date of grant but thereafter may be exercised and will terminate at such time as the Committee determines. SAR's are exercisable only upon surrender of part or all of the related Option to which they are attached. SAR's also terminate upon termination of the related Option. They may be exercised only by participants while employed as a consultant by the Company or its subsidiary, under the same terms and conditions as the Stock Options and like such Options, death or disability provide exceptions. See "Stock Options " above. A participant who terminates employment as a consultant by reason of disability or death within the six-month period following the date of grant of a SAR will automatically lose the SAR as well as the related Stock Option. However, a disabled participant, or any other participant upon the occurrence of other special circumstances, may, with the consent of the Committee, exercise a SAR if the disability or other event causing termination of employment as a consultant occurred on or after the six-month period following the date of grant notwithstanding the fact that all installments with respect to such SAR had not accrued as of such date. If a participant dies or becomes disabled which causes termination of employment as a consultant within the aforesaid six-month waiting period, the Committee may permit the personal representative of such deceased participant or the disabled participant to exercise any portion of a SAR previously granted to such deceased or disabled participant. Upon the exercise of a SAR, the holder is entitled (subject to the Committee's approval) to receive the excess of the fair market value of the shares for which the right is exercised over the option price under the related Option.

       The Committee has the authority to determine whether the value of the SAR is paid in cash or shares of Common Stock or both and whether or not the SAR may be exercised by the participant. The Committee may deny the exercise of the SAR, if in the Committee's opinion, the performance by the participant is unsatisfactory or the conduct of the participant has been detrimental to the Company or one of its subsidiaries. The Committee has no authority to deny the exercise of the underlying Stock Option pursuant to the terms of the grant.

       The utilization of SAR's will require a charge to the Company's operations for each year for the appreciation of the rights which are anticipated will be exercised. The amount of a charge is dependent upon whether and the extent to which such rights are granted, and the amount, if any, by which the fair market value of the Company's Common Stock exceeds the option price provided for in the related Stock Option. A similar charge will be made for Stock Options without SAR's.

       ADJUSTMENTS. The total number of shares of the Company's Common Stock which may be purchased through all classes of Options under the Plan and the number of shares subject to outstanding Options and the related option prices will be adjusted in the cases of changes in capital structure resulting from a stock dividend, recapitalization, stock split, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction, except a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or the resulting corporation (except a reorganization which has the effect of changing the Company's place of organization) will cause the Plan and any Option or SAR granted thereunder to terminate upon the effective date of such dissolution, liquidation, merger or consolidation.

       TERMINATION AND AMENDMENT. The Plan terminates as of midnight on August 15, 2008, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board of Directors. Provided, that no action of the Committee may, without the approval of Board of Directors, increase the total amount of Common Stock which may be purchased under Options granted under the Plan; withdraw the administration of the Plan from the Committee; amend or alter the option price of Common Stock under the Plan; or change the manner of computing the spread payable by the Company to a participant upon the exercise of a SAR. No amendment, modification or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan without the consent of the optionee except as described under "Adjustments" above.

       FEDERAL INCOME TAX CONSEQUENCES FOR U.S. CITIZENS AND U.S. RESIDENTS. A participant receiving a Stock Option under the Plan will not be in receipt of U.S. income under the Code and the applicable Treasury Regulations thereunder, upon the grant of the Option. However, he will realize income at the time the Option is exercised in an amount equal to the excess of the fair market value of the Common Stock acquired on the date of exercise. The amount of income realized by a participant will be treated as ordinary income, and the Company will be entitled to deduct that same amount. The tax basis of any Common Stock received by a participant will be its fair market value on the exercise date.

       The granting of Stock Options with SAR's will not produce income under the Code and the applicable Treasury Regulations to the participant or and will not result in a tax deduction to the Company. Upon exercise of such rights, any cash a participant receives and the fair market value on the exercise date of any Common Stock received will be taxable to the participant as ordinary income. The amount of income recognized by a participant will be deductible by the Company. The tax basis of any Common Stock received by a participant will be its fair market value on the exercise date.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

       The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

1.  Form 10 registration statement of the Company (0-13910), File No. 2-94266L.A..;

2.  The Form 10K/A annual report of the Company for its fiscal year ended June 30, 2004, filed on April 11, 2005.

       All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Form S-8 Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Form S-8 Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Form S-8 Registration Statement and the Prospectus.

       All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

Michael D. Alexander, President
The Furia Organization, Inc.
2233 Ridge Road, Suite 102
Rockwall, Texas 75087
972.722.9999

ITEM 4.     DESCRIPTION OF SECURITIES

       Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides authority for broad indemnification of officers, directors, employees and agents of a corporation, with certain specified exceptions.

       Article 8 of the Certificate of Incorporation and Section 7 of the By-Laws of the Company provides that the Company shall have the power to indemnify its directors and officers to the full extend provided by law.

       At the present time, the Company does not have any officer-director liability insurance although permitted by Delaware law, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

       Not Applicable.

ITEM 8.     EXHIBITS

3.1	Certificate of Incorporation of the Registrant
(Incorporated by reference to Exhibit 3 (a) of the
Company's Registration Statement, File No. 2-94266 LA)

3.2	Certificate of Amendment to Articles of Incorporation
(Incorporated by reference to Exhibit 2.2 of the
Company's 10-KSB for the fiscal year ended June 30, 1997)

3.3	By-Laws of the Company (Incorporated by reference to
Exhibit 3 (b) of the Company's Registration Statement)

       In addition, see the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.     UNDERTAKINGS

       (a)     The undersigned Company hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be selected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)     To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       (c)     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockwall, Texas on August 23, 2005.

The Furia Organization, Inc.

/s/ Michael D. Alexander
Michael D. Alexander, President and
sole Director.

THE FURIA ORGANIZATION, INC.

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

EXHIBIT NO.	DESCRIPTION

5.1	Opinion of Stephen A. Zrenda, Jr., P.C.

10.1	2005 Stock Option, SAR and Stock Bonus Consultant Plan

23.1	Consent of Stephen A. Zrenda, Jr., P.C.

23.2	Consent of Lawrence Scharfman & Co., CPA P.C.

EXHIBIT 5.1

STEPHEN A. ZRENDA, JR., P.C.
ATTORNEYS AND COUNSELORS AT LAW
100 NORTH BROADWAY AVENUE, SUITE 2440
OKLAHOMA CITY, OKLAHOMA 73102-8608

Telephone (405) 235-2111	Email: Zrendaesq@ aol.com	Telecopier (915) 975-8003

August 23, 2005

Mr. Michael D. Alexander, President
The Furia Organization, Inc.
2233 Ridge Road, Suite 102
Rockwall, Texas 75087

Gentlemen:

       We have acted as special counsel to The Furia Organization, Inc. (the "Company") to render a legal opinion regarding its Form S-8 Registration Statement to be filed with the Securities and Exchange Commission concerning its plan to issue its Common Stock, $.001 par value, to consultants to the Company under its 2005 Stock Option, SAR and Stock Bonus Consultant Plan (the "Plan").

       In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, instruments and documents of the Company, certificates of public officials and of officers of the Company, and such other certificates, documents and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon such certificates of public officials and of such officers, such other certificates, documents and records, and upon the representations of such parties. In addition, we have assumed: (i) the genuineness of all signatures on all documents seen or reviewed by us, ii) the authenticity of documents submitted to us as originals, and (iii) the conformity with the original and certified copies of all documents submitted to us as copies and the authenticity of the originals thereof. We have also examined such matters of law and such additional matters of fact as we consider necessary or appropriate in connection with the opinions hereinafter expressed.

       Based on and subject to the foregoing, it is our opinion that:

       1.     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

       2.     Assuming the accuracy of the documents, representations and warranties of the Company, the offer, issuance and sale of the Common Stock of the Company to consultants under the Plan and under the terms and provisions of consulting agreements and other contracts which have been duly authorized by the Company will have been duly authorized and validly issued and will be fully paid and nonassessable.

       The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

Very truly yours,

STEPHEN A. ZRENDA, JR., P.C.

By:	/s/ Stephen A. Zrenda, Jr.
Stephen A. Zrenda, Jr.

EXHIBIT 10.1

The Furia Organization, Inc.
2005 Stock Option, SAR and Stock Bonus Consultant Plan

ARTICLE 1

General Provisions

1.1     Purpose.  The purpose of the The Furia Organization, Inc.. 2005 Stock Option, SAR and Stock Bonus Consultant Plan (the "Plan") shall be to retain and compensate independent consultants (the "Participants") of The Furia Organization, Inc. (the "Company") and its subsidiaries, if any, by way of granting (i) non-qualified stock options ("Stock Options"), (ii) non-qualified stock options with stock appreciation rights attached ("Stock Option SAR's"), and (iii) stock bonuses. Directors, officers and employees of the Company are not eligible to participate in this Plan. In addition, no person shall be a Participant in this Plan in consideration for consulting or other services related to capital raising activities for the Company or related to any stock promotion activities for the Company. For the purpose of this Plan, Stock Option SAR's are sometimes collectively herein called "SAR's;" and Stock Options. The Stock Options to be granted are intended to be "non-qualified stock options" as described in Sections 83 and 421 of the Code. Furthermore, under the Plan, the terms "parent" and "subsidiary" shall have the same meaning as set forth in Subsections (e) and (f) of Section 425 of the Code unless the context herein clearly indicates to the contrary.

1.2     General.  The terms and provisions of this Article I shall be applicable to Stock Options and SAR's unless the context herein clearly indicates to the contrary.

1.3     Administration of the Plan.  The Plan shall be administered by the Stock Plan Committee (the "Commit-tee") appointed by the Board of Directors (the "Board") of the Company and consisting of at least one member from the Board. The members of the Committee shall serve at the pleasure of the Board. The Committee shall have the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan, (iii) establish policies and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the form of any "stock option agreements" ("Stock Option Agreements"). Unless otherwise provided in the Plan, the Committee shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. Mr. Michael D. Alexander is hereby appointed as the initial member of the Committee.

1.4     Shares Subject to the Plan.  Shares of stock ("Stock") covered by Stock Options, SAR's, and stock bonuses shall consist of 10,000,000 shares of the Common Stock, $.001 par value, of the Company. Either authorized and unissued shares or treasury shares may be delivered pursuant to the Plan. If any Option for shares of Stock, granted to a Participant lapses, or is otherwise terminated, the Committee may grant Stock Options, SAR's and stock bonuses for such shares of Stock to other Participants. However, neither Stock Options nor SAR's shall be granted again for shares of Stock which have been subject to SAR's which are surrendered in exchange for cash or shares of Stock issued pursuant to the exercise of SAR's as provided in Article II hereof.

1.5     Participation in the Plan.  The Committee shall determine from time to time those Participants who are to be granted Stock Options, SAR's and stock bonuses and the number of shares of Stock covered thereby.

1.6     Determination of Fair Market Value.  As used in the Plan, "fair market value" shall mean on any particular day (i) if the Stock is listed or admitted for trading on any national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations, for such day of the Stock on the principal securities exchange on which shares of Stock are listed, (ii) if Stock is not traded on any national securities exchange but is quoted on the National Association of Securities Dealers, Inc., Automated Quotation System, the NASD electronic bulletin board, or any similar system of automated dissemination of quotations or securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system, (iii) if neither clause (i) nor (ii) is applicable, the mean betw-een the high bid and low asked quotations for the Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for shares of the Stock on at least five (5) of the ten (10) preceding days, (iv) in lieu of the above, if actual transact-ions in the shares of Stock are reported on a consolidated transaction reporting system, the last sale price of the shares of Stock on such system or, (v) if none of the conditions set forth above is met, the fair market value of shares of Stock as determined by the Board. Provided, for purposes of determining "fair market value" of the Common Stock of the Company, such value shall be determined without regard to any restriction other than a restriction which will never lapse.

1.7     Adjustments Upon Changes in Capitalization.  The aggregate number of shares of Stock under Stock Options granted under the Plan, the Option Price and the total number of shares of Stock which may be purchased by a Participant on exercise of a Stock Option shall be approximately adjusted by the Committee to reflect any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company except that a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or the resulting corporation, shall cause the Plan and any Stock Option, or SAR granted thereunder, to terminate upon the effective date of such dissolution, liquidation, merger or consolidation. Provided, that for the purposes of this Section 1.7, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event will not cause a termination. Appropriate adjustment may also be made by the Committee in the terms of a SAR to reflect any of the foregoing changes.

1.8     Amendment and Termination of the Plan.  The Plan shall terminate at midnight, August 15, 2008, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board. Provided, that no action of the Board may, without the approval of the Board of Directors, increase the aggregate number of shares of Stock which may be purchased under Stock Options, SAR's or stock bonuses granted under the Plan; or withdraw the administration of the Plan from the Committee. Except as provided in this Article I, no amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Option or SAR theretofore granted under the Plan without the consent of the affected Participant.

1.9     Effective Date.  The Plan shall be effective August 16, 2005

1.10     Securities Law Requirements.  The Company shall have no liability to issue any Stock hereunder unless the issuance of such shares would comply with any applicable federal or state securities laws or any other applicable law or regulations thereunder.

1.11     Separate Certificates.  Separate certificates representing the Common Stock of the Company to be delivered to a Participant upon the exercise of any Stock Option, or SAR will be issued to such Participant.

1.12     Payment for Stock; Receipt of Stock or Cash in Lieu of Payment.

             (a)     Payment for Stock.  Payment for shares of Stock acquired under this Plan shall be made in full and in cash or check made payable to the Company or may be made by the transfer of common stock owned by the Participant to the Company at fair value. Provided, payment for shares of Stock purchased under this Plan may also be made in Common Stock of the Company or a combination of cash and Common Stock of the Company in the event that the purchase of shares is pursuant to the exercise of rights under an SAR attached to the Option and which is exercisable on the date of exercise of the Option. In the event that Common Stock of the Company is utilized in consideration for the purchase of Stock upon the exercise of a Stock Option, then, such Common Stock shall be valued at the "fair market value" as defined in Section 1.6 of the Plan.

             (b)     Receipt of Stock or Cash in Lieu of Payment.  Furthermore, a Participant may exercise an Option without payment of the Option Price in the event that the exercise is pursuant to rights under an SAR attached to the Option and which is exercisable on the date of exercise of the Option. In the event an Option with an SAR attached is exercised without payment of the Option Price, the Participant shall be entitled to receive either (i) a cash payment from the Company equal to the excess of the total fair market value of the shares of Stock on such date as determined with respect to which the Option is being exercised over the total cash Option Price of such shares of Stock as set forth in the Option or (ii) that number of whole shares of Stock as is determined by dividing (A) an amount equal to the fair market value per share of Stock on the date of exercise into (B) an amount equal to the excess of the total fair market value of the shares of Stock on such date with respect to which the Option is being exercised over the total cash Option Price of such shares of Stock as set forth in the Option, and fractional shares will be rounded to the next lowest number and the Participant will receive cash in lieu thereof.

1.13     Incurrence of Disability.  A Participant shall be deemed to have terminated consulting and incurred a disability ("Disability") if such Participant suffers a physical or mental condition which, in the judgment of the Committee, totally and permanently prevents a Participant from engaging in any substantial gainful consulting with the Company or a subsidiary.

1.14     Grants of Options and Stock Option Agreement.  Each Stock Option and/or SAR granted under this Plan shall be evidenced by the minutes of a meeting of the Committee or by the written consent of the Committee and by a written Stock Option Agreement effective on the date of grant and executed by the Company and the Participant. Each Option granted hereunder shall contain such terms, restrictions and conditions as the Committee may determine, which terms, restrictions and conditions may or may not be the same in each case.

1.15     Use of Proceeds.  The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

1.16     Non-Transferability of Options.  Except as otherwise herein provided, any Option or SAR granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by him or her. More particularly (but without limiting the generality of the foregoing), the Option and/or SAR may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypotheca-tion, or other disposition of the Option and/or SAR contrary to the provisions hereof shall be null and void and without effect.

1.17     Additional Documents on Death of Participant.  No transfer of an Option and/or SAR by the Participant by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice and an unauthenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the successor to the Option and/or SAR of the terms and conditions of such Option and/or SAR.

1.18     Changes in Consultant Relationships.  So long as the Participant shall continue to be a consultant of the Company or any one of its subsidiaries, any Option granted to him or her shall not be affected by any change of duties or position. Nothing in the Plan or in any Stock Option Agreement which relates to the Plan shall confer upon any Participant any right to continue as a consultant of the Company or of any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate the consulting arrangement at any time.

1.19     Shareholder Rights.  No Participant shall have a right as a shareholder with respect to any shares of Stock subject to an Option prior to the purchase of such shares of Stock by exercise of the Option.

1.20     Right to Exercise Upon Company Ceasing to Exist.  Where dissolution or liquidation of the Company or any merger consolidation or combination in which the Company is not the surviving corporation occurs, the Participant shall have the right immediately prior to such dissolution, liquidation, merger, consolidation or combination, as the case may be, to exercise, in whole or in part, his or her then remaining Options whether or not then exercisable, but limited to that number of shares that can be acquired without causing the Participant to have an "excess parachute payment" as determined under Section 280G of the Code determined by taking into account all of Participant's "parachute payments" determined under Section 280G of the Code. Provided, the foregoing notwithstanding, after the Participant has been afforded the opportunity to exercise his or her then remaining Options as provided in this Section 1.21, and to the extent such Options are not timely exercised as provided in this Section 1.21, then, the terms and provisions of this Plan and any Stock Option Agreement will thereafter continue in effect, and the Participant will be entitled to exercise any such remaining and unexercised Options in accordance with the terms and provisions of this Plan and such Stock Option Agreement as such Options thereafter become exercisable. Provided further, that for the purposes of this Section 1.21, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form, or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event shall not cause an acceleration of the exercisability of any such Options granted hereunder.

1.21     Assumption of Outstanding Options and SAR's.  To the extent permitted by the then applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganiza-tion or liquidation transaction shall assume Options and SAR's outstanding under the Plan or issue new Options and/or SAR's in place of outstanding Options and/or SAR's under the Plan, as determined in its sole discretion.

ARTICLE II

Terms of Stock Options and Exercise

2.1     General Terms.

             (a)     Grant and Terms for Stock Options.  Stock Options shall be granted by the Committee on the following terms and conditions: No Stock Option shall be exercisable within thirty days from the date of grant (except as specifically provided in Subsection 2.l(c) hereof, with regard to the death or Disability of a Participant), nor more than three years after the date of grant. Subject to such limitation, the Committee shall have the discretion to fix the period (the "Option Period") during which any Stock Option may be exercised. Stock Options granted shall not be transferable except by will or by the laws of descent and distribution, Stock Options shall be exercisable only by the Participant while actively retained as a consultant by the Company or a subsidiary, except that (i) any such Stock Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant (but not beyond the Option Period of such Stock Option), (ii) if a Participant terminates his position as a consultant with the Company or a subsidiary on account of Retirement, such Participant may exercise any Stock Option which is otherwise exercisable at any time within three months of such date of termination and (iii) if a Participant terminates his position as a consultant with the Company or a subsidiary on account of incurring a Disability, such Participant may exercise any Stock Option which is otherwise exercisable at any time within 12 months of such date of termination. If a Participant should die during the applicable three-month or 12-month period following the date of such Participant's termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any Stock Options granted to such deceased Participant shall be governed in accordance with Subsection 2.1(a)(i) of this Article II.

             (b)     Option Price.  The option price ("Option Price") for shares of Stock subject to a Stock Option shall be determined by the Committee, but in no event shall the Option Price of Stock Options be less than 85% of the "fair market value" of the Stock on the date of grant.

             (c)     Acceleration of Otherwise Unexercisable Stock Option on Death, Disability or Other Special Circumstances.  The Committee, in its sole discretion, may permit (i) a Participant who terminates his position as a consultant due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates his position as a consultant upon the occurrence of special circumstances (as determined by the Committee) to exercise and purchase (within three months of such date of termination of consulting arrangement, or 12 months in the case of a deceased or disabled Participant; all or any part of the shares subject to Stock Option on the date of the Participant's Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any, with respect to such Stock Option, had not accrued on such date. Provided, such discretionary authority of the Committee shall not be exercised with respect to any Stock Option (or portion thereof) if the applicable six-month waiting period for exercise had not expired except in the event of the death or disability of the Participant when the personal representative of the deceased Participant or the disabled Participant may, with the consent of the Committee, exercise such Stock Option notwithstanding the fact that the applicable six-month waiting period had not yet expired.

             (d)     Number of Stock Options Granted.  Participants may be granted more than one Stock Option. In making any such determination, the Committee shall obtain the advice and recommendation of the officers of the Company or a subsidiary which have supervisory authority over such Participants. The granting of a Stock Option under the Plan shall not affect any outstanding Stock Option previously granted to a Participant under the Plan.

             (e)     Notice of Exercise Stock Option.  Upon exercise of a stock option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Committee, at the Company's principal executive office. No Stock shall be issued to any Participant until the Company receives full payment for the Stock purchased, if applicable, and any required state and federal withholding taxes.

ARTICLE III

SAR's

3.1     General Terms.

             (a)     Grant and Terms of SAR's.  The Committee may grant SAR's to Participants in connection with Stock Options granted under the Plan. SAR's shall not be exercisable (i) earlier than six months from the date of grant except as specifically provided in Subsection 3.l(b) hereof in the case of the death or Disability of a Participant, and (ii) shall terminate at such time as the Committee determines and shall be exercised only upon surrender of the related Stock Option and only to the extent that the related Stock Option (or the portion thereof as to which the SAR is exercisable) is exercised. SAR's may be exercised only by the Participant while actively engaged as a consultant by the Company or a subsidiary except that (i) any SAR's previously granted to a Participant which are otherwise exercisable may be exercised, with the approval of the Committee, by the personal representative of a deceased Participant, even if such death should occur within six months of the date of grant (but not beyond the expiration date of such SAR), and (ii) if a Participant terminates his position as a consultant with the Company or a subsidiary, as the case may be, on account of incurring a Disability, such Participant may exercise any SAR's which are otherwise exercisable, with the approval of the Committee, anytime within 12 months of termination by Disability. If a Participant should die during the applicable three-month period following the applicable 12 month period following the date of termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any SAR's granted to such deceased Participant shall be governed in accordance with (i) of the second sentence of this Subsection 3.l(a) of this Article III. The applicable SAR shall (i) terminate upon the termination of the underlying Stock Option, as the case may be, (ii) only be transferable at the same time and under the same conditions as the underlying Stock Option is transferable, (iii) only be exercised when the underlying Stock Option is exercised, and (iv) may be exercised only if there is a positive spread between the Option Price, as applicable and the "fair market value" of the Stock for which the SAR is exercised.

             (b)     Acceleration of Otherwise Unexercisable SAR's upon Death, Disability or Other Special Circumstances.  The Committee, in its sole discretion, may permit (i) a Participant who terminates his position as a consultant with the Company or a subsidiary due to a Disability, (ii) the personal representative of such deceased Participant, or (iii) any other Participant who terminates employment as a consultant with the Company or a subsidiary upon the occurrence of special circumstances (as determined by the Committee) to exercise (within 12 months in the case of a disabled or deceased Participant) all or any part of any such SAR's previously granted to such Participant as of the date of such Participant's Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any with respect to such SAR's, had not accrued on such date. Provided, such discretionary authority of the Committee may not be exercised with respect to any SAR (or portion thereof if the applicable six-month waiting period for exercise had not expired as of such date, except (i) in the event of the Disability of the Participant or (ii) the death of the Participant, when such disabled Participant or the personal representative of such deceased Participant may, with the consent of the Committee, exercise such SAR's notwithstanding the fact that the applicable six-month waiting period had not yet expired.

             (c)     Form of Payment of SAR's.  The Participant may request the method and combination of payment upon the exercise of a SAR; however, the Committee has the final authority to determine whether the value of the SAR shall be paid in cash or shares of Stock or both. Upon exercise of a SAR, the holder is entitled to receive the excess amount of the "fair market value" of the Stock (as of the date of exercise) for which the SAR is exercised over the Option Price, as applicable, under the related Stock Option, as the case may be. All applicable federal and state withholding taxes will be paid by the Participant to the Company upon the exercise of a SAR since the excess amount described above will be required to be included within taxable income in accordance with Sections 61 and 83 of the Code.

The Furia Organization, Inc.

By:	/s/ Michael D. Alexander
Michael D. Alexander, President

Date Plan adopted and approved by the Board of Directors:
August 16, 2005

EXHIBIT 23.1

CONSENT OF LEGAL COUNSEL

       We hereby consent to the use of our name in Form S-8 registration statement of The Furia Organization, Inc.

Oklahoma City, Oklahoma	STEPHEN A. ZRENDA, JR., P.C.
August 23, 2005

Stephen A. Zrenda, Jr.

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We hereby consent to the use in Form S-8 of our audit report dated March 7, 2005, relating to the financial statements of The Furia Organization, Inc. for its fiscal year ended June 30, 2004, which are incorporated by reference therein.

August 23, 2005

Lawrence Scharfman & Co., CPA P.C.